EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

                                           State or
                                           Other Jurisdiction         Percentage
Name of Subsidiary                         of Incorporation           Ownership
- ------------------                         ----------------           ---------

Broadcast International, Inc.              Utah

  BI Purchasing, Inc.                      Utah

  CheckRite International, Inc.            Utah
    CheckRite, Ltd.                        Colorado
      CheckRite of California, Inc.        California
      CheckRite of Kansas City, Inc.       Kansas
      CheckRite of Minnesota, Inc.         Minnesota
      CheckRite of Oklahoma City, Inc.     Oklahoma
      CheckRite of Oregon, Inc.            Oregon
      CheckRite of Phoenix (partnership)   Arizona                    51.00
      CheckRite Ventures, Inc.             Colorado
      Northwest CheckRite, Inc.            Washington
  Market Information Corporation           Utah
    Bonneville Equipment Company           Utah

DBC Securities, Inc.                       New York

Data Broadcasting Corporation (B.V.I.)     British Virgin Islands

   New T&T DBC Ltd.                        Hong Kong                  49.00

Shark Holdings, Inc.                       Delaware

NOTE: All of the subsidiaries listed above are wholly-owned, unless otherwise noted.